Exhibit 99.1

PRESS RELEASE | No. 1475

Editorial Contact:                                                                                   Kevin Palatnik

EVP & Chief Financial Officer

+1 (408) 764-4110

Kevin.Palatnik@coherent.com

For Immediate Release:

Coherent, Inc. Announces Live Webcast of Second Quarter Fiscal Year 2020 Results

Santa Clara, Calif., May 14, 2020 - Coherent, Inc. (Nasdaq: COHR) today announced that it plans to report second quarter fiscal year 2020 results after market close on May 27, 2020. The Company will host a conference call to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern) on May 27, 2020. Originally, the Company had announced that it would report these results and host the call on May 20, 2020, however, the Company continues to require additional time to complete its work related to its long-lived asset and goodwill impairment testing.

A listen-only broadcast of the conference call can be accessed on Company’s website at www.coherent.com/Investors. For those who are not available to listen to the live broadcast, the call will be archived for approximately three months.

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Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers and laser-based technology for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at https://www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, CA 95054 | www.coherent.com